UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 8, 2007

WAKO LOGISTICS GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	333-113564	20-0262555
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

200 Howard Avenue
Suite 232
Des Plaines, Illinois 60018
(Address of Principal Executive Offices/Zip Code)

(847) 294-1600
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange ct (17 CFR 240.14d-2(B))

☐	Pre-commencement communications pursuant to Rule 13e-4(c)) under the Exchange Act (17 CFR 240.13e-4c))

Item 5.02.   Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Anthony Leung, age 58, will join Wako Logistics Group, Inc. (“WLG”, or “Group”) on January 15, 2007, as the Chief Executive Officer of Wako Express (HK) Co. Ltd. (“WEHK”) and Wako Express (CHINA) Co. Ltd., (“WEC”) two of the Group’s principal operating subsidiaries in Hong Kong and China. Upon his appointment, Mr. Leung will assume the duties that were previously carried out by Phillip Forsyth, who has been the acting CEO of the two subsidiaries. Mr. Forsyth is the Group’s Chief Operating Officer and will continue in that capacity.

Prior to joining WLG, Mr. Leung has accumulated over 30 years of experience working with some of the largest companies in the freight forwarding and logistics industry, serving in senior positions in Hong Kong, China and North America. For the immediate past five years, Mr. Leung served as Country Manager for Southern China and Hong Kong for a subsidiary of EGL Inc., a large publicly traded international freight forwarding and logistics company headquartered in Houston, Texas, and which, for 2005, had revenues in excess of $3.0 billion. Mr. Leung has a wealth of experience working with both large and small customers that have shipping and logistics needs throughout the world. He has specific knowledge and skills covering the freight-forwarding and logistics business in Hong Kong and China, and these skills should serve the Group well as it continues its expansion in these regions.

In connection with his appointment as Chief Executive Officer of WEHK and WEC, Mr. Leung and WEHK have entered into an employment agreement effective January 15, 2007 (the “Employment Agreement”). The Employment Agreement has a three year term and provides that the term shall continue after the three year term. The Employment Agreement may be terminated earlier by either party by providing either three months prior notice, or three month’s wages in lieu of notice, provided that such notice may not be given until after the completion of the first year. In addition, WEC may terminate the Employment Agreement at any time, without notice, for cause. Further, the Employment Agreement provides that Mr. Leung will receive a base salary of HK$130,000 per month and he will be eligible to receive performance related bonuses, which will be determined at the commencement of each fiscal year, which may be payable in cash or WLG stock. Pursuant to the Employment Agreement, Mr. Leung is also entitled to certain benefits including group medical coverage for Mr. Leung and his wife and reimbursement for car related expenses and business expenses. In addition, Mr. Leung will be eligible to participate in WLG’s Stock Option Plan.

The Employment Agreement also contains confidentiality and non-solicitation provisions. The prohibition against disclosing confidential information is unlimited and continues after termination of employment.

Item 7.01    Regulation FD Disclosure.

On January 8, 2007, WLG issued a press release to announce the appointment of Mr. Anthony Leung to serve as the Chief Executive Officer of Wako Express (HK) Co. Ltd. and Wako Express (CHINA) Co., effective January 15, 2007.

The press release is attached hereto as Exhibit 99.1 and is incorporated herein by this reference. The press release and the information in Item 7.01 of this Form 8-K shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall they be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Item 9.01    Financial Statements and Exhibits.

Set forth below is a list of Exhibits included as part of this Current Report.

99.1	Press Release dated January 8, 2007.

This Current Report on Form 8-K may contain, among other things, certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, statements with respect to the Company's plans, objectives, expectations and intentions and other statements identified by words such as may, could, would, should, believes, expects, anticipates, estimates, intends, plans or similar expressions. These statements are based upon the current beliefs and expectations of the Company's management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements. These forward-looking statements involve certain risks and uncertainties that are subject to change based on various factors (many of which are beyond the Company's control).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WAKO LOGISTICS GROUP, INC.

Date: January 8, 2007	By:	/s/ Christopher Wood
Christopher Wood
Chief Executive Officer

EXHIBIT INDEX
Exhibit Number	Description

99.1	Press Release dated January 8, 2007.